UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No.1)
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2008 (November 9, 2007)

CHINA TRANSINFO TECHNOLOGY CORP.
(Name of small business issuer in its charter)

__________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-51792	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

(Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed by China TransInfo Technology Corp. (the “Company”) as Amendment No. 1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 23, 2008. The Company is filing this Amendment No. 1 to clarify the dates when the Company’s management determined that its certain previously issued financial statements should no longer be relied upon. The Company has restated Item 4.02 in its entirety in this Amendment No. 1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 9, 2007, the management of the Company determined that the Company’s financial statements for the six months ended June 30, 2007 should no longer be relied upon because of certain errors in such financial statements. On December 5, 2007, the management of the Company determined that the Company’s financial statements for the nine months ended September 30, 2007 should no longer be relied upon because of certain errors in such financial statements.

The Company intends to amend the Quarterly Report on Form 10-QSB filed on August 16, 2007 and the Quarterly Report on Form 10-QSB filed on November 14, 2007 as follows:

•
to restate liabilities and stockholders’ equity sections on the Condensed Consolidated Balance Sheets due to the reclassification of accrued warrant liabilities from stockholders’ equity and the decreases in fair value of accrued warrant liabilities;

•	to restate other income section on the Condensed Consolidated Statements of Operations and Comprehensive Income due to the decrease in fair value of warrant liabilities;

•
to restate the amounts of net cash used in operating activities due to the decrease in accrued expenses and the amounts of net cash provided by investing activities due to the adjustment of cash acquired from reverse acquisition on the Condensed Consolidated Statements of Cash Flows; and

•	to add the Condensed Consolidated Statements of Changes in Stockholders’ Equity to the Company’s financial statements.

The management of the Company has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: January 28, 2008

/s/ Shudong Xia
Chief Executive Officer